Exhibit 10.12


                    FOURTH AMENDMENT TO THE CREDIT AGREEMENT


         This FOURTH AMENDMENT TO THE CREDIT AGREEMENT dated as of February 1, 2002 (this "Fourth Amendment") is among MEMBERWORKS INCORPORATED, a Delaware corporation (the "Company"), the lenders parties hereto (each a "Lender" and collectively the "Lenders") and BROWN BROTHERS HARRIMAN & CO., as agent for the Lenders (in such capacity, the "Agent").


         PRELIMINARY STATEMENTS. The Company, the Lenders, and the Agent entered into a Credit Agreement dated as of September 15, 1999, which Credit Agreement was amended pursuant to that certain First Amendment to the Credit Agreement dated as of February 25, 2000, that certain Second Amendment to the Credit Agreement dated as of March 13, 2001 and that Waiver and Third Amendment to the Credit Agreement dated as of November 14, 2001 (as so amended, the "Existing Credit Agreement").

         The Company has requested that the Agent and the Lenders, and the Agent and the Lenders are willing to, among other things, extend the Final Maturity Date to April 1, 2002 upon the terms and conditions presented herein.

         Accordingly, the Company, the Lenders and the Agent agree as follows:

         Section 1.1 Amendments to the Existing Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 1.2 hereof, the Existing Credit Agreement is hereby amended as follows:

                 (a) The definition of "Final Maturity Date" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                           "Final Maturity Date" shall mean April 1, 2002 or
                  such later date as determined in accordance with Subsection
                  2.8.

                 (b) The definition of "Quarterly Payment Date" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                           "Quarterly Payment Dates" shall mean the first day of
                  each April, July, October and January of each year.

         Section 1.2 Conditions of Effectiveness. This Fourth Amendment shall become effective when, and only when, the Agent and each of the Lenders shall have received a counterpart of this Fourth Amendment executed by the Company and the Agent shall have additionally received, in form and substance satisfactory to the Agent and the Lenders, all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Fourth Amendment, as the Lenders and the Agent may reasonably request, all in form and substance satisfactory to the Agent and its counsel which request the Lenders and Agent acknowledge and agree, by their execution hereof, has been satisfied in full.



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         Section 1.3  Representations and Warranties of the Company  The Company
represents as follows:

                 (a) The representations and warranties contained in Section 5 of the Existing Credit Agreement are correct on and as of the date hereof as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); provided however, that Schedule 5.7 of the Existing Credit Agreement is deleted in its entirety and restated in the form of Schedule 5.7 annexed hereto;

                 (b) No Event of Default or Default has occurred and is continuing or would result from the signing of this Fourth Amendment or the transactions contemplated hereby;

                 (c) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Company and its Subsidiaries, if any, since June 30, 2001.

                 (d) The execution, delivery and performance by the Company of this Fourth Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Company or any Subsidiary; or (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound.

                 (e) This Fourth Amendment and the Existing Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

                 (f) No information, exhibit or report furnished in writing by or on behalf of the Company or any officer or director of the Company to the Lenders or the Agent in connection with the negotiation of, or pursuant to the terms of, this Fourth Amendment contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         Section 1.4   Reference to and Effect on the Credit Agreement.

                 (a) Upon the effectiveness of this Fourth Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended hereby.


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                 (b)  Except as specifically amended and waived above, the
Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                 (c) The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.

         Section 1.5 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses of the Lenders and the Agent in connection with the preparation, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto and with respect to advising the Lenders as to its rights and responsibilities hereunder and thereunder. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 1.6 Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 1.7 Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 1.8 Defined Terms. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       MEMBERWORKS INCORPORATED



                                       By:     /s/ James B. Duffy
                                       -----------------------------------------
                                       Name:  James B. Duffy
                                       Title: SVP and CFO


                                       BROWN BROTHERS HARRIMAN & CO., as Agent




                                       By:     /s/ John S. Neff
                                          --------------------------------------
                                       Name: John S. Neff
                                       Title: Vice President


                                       BROWN BROTHERS HARRIMAN & CO., as Lender


                                       By:     /s/ John S. Neff
                                       -----------------------------------------
                                       Name: John S. Neff
                                       Title: Vice President



                                    LASALLE BANK NATIONAL ASSOCIATION, as Lender



                                        By:    /s/ Meghan C. Blake
                                        ----------------------------------------
                                        Name:   Meghan C. Blake
                                        Title:  Vice President




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                                   SCHEDULE A






















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